UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2006

E-CENTIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 8, 2006, E-centives, Inc. (the “Company”) amended the five convertible promissory notes with LGT Bank in Liechtenstein for an aggregate of $220,000 and, on June 14, 2006, the Company amended the convertible promissory notes with Union Bancaire Privée and Bank Julius Baer & Co. for an aggregate of $230,000. The amendments extended the maturity date of each note to September 30, 2006 and are effective May 22, 2006.

As a result of these amendments, we were able to delay until September 30, 2006, an aggregate of $450,000 that would have been due within the next 30 days.

Copies of the seven convertible promissory notes, as amended to date (including the amendments described above), are filed as Exhibits 10.1 through 10.7 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.2	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.3	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.4	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.5	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.6	Convertible Promissory Note between the Company and Union Bancaire Privée.

10.7	Convertible Promissory Note between the Company and Bank Julius Baer & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-CENTIVES, INC.

By:	/s/ Tracy Slavin
Tracy Slavin
Chief Financial Officer

Date: June 14, 2006

Exhibit List

Exhibit	Description
10.1	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.2	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.3	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.4	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.5	Convertible Promissory Note between the Company and LGT Bank in Liechtenstein, as amended.

10.6	Convertible Promissory Note between the Company and Union Bancaire Privée.

10.7	Convertible Promissory Note between the Company and Bank Julius Baer & Co.